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                                                                     EXHIBIT 5

                  OPINION OF SQUIRE, SANDERS & DEMPSEY L.L.P.

                               September 15, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          RE: MESA AIR GROUP, INC.-REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have acted as counsel to Mesa Air Group, Inc., a Nevada corporation (the "Company") in connection with the registration for sale under the Securities Act of 1933, as amended (the "Act"), of 219,667 shares of its common stock, no par value per share ("Common Stock"), to be sold by the selling stockholder identified therein, all of which shares are issuable upon the exercise of an outstanding warrant (the "Selling Stockholder Shares"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), and certain matters relating thereto.

     In that connection, we have examined such documents, corporate records and other instruments and undertaken such further inquiry as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, examination of the Registration Statement, the warrant relating to the Selling Stockholder Shares and the Certificate of Incorporation and Bylaws of the Company, including all amendments thereto. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     Based upon, subject to and limited by the foregoing, we are of the opinion that when the Selling Stockholder Shares are issued (before resale pursuant to the Registration Statement) upon exercise of a currently outstanding warrant to purchase Common Stock (and the exercise price of such warrant is received therefor), such Selling Stockholder Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are "experts" within the meaning of the Act, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission.

     We do not express an opinion on any matters other than those expressly set forth in this letter.

                                                 Very truly yours,



                                           /s/ Squire, Sanders & Dempsey L.L.P.
                                          _____________________________________
                                              SQUIRE, SANDERS & DEMPSEY L.L.P.